Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Systems Corporation
Norcross, GA

We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-58134 and No. 333-32157 of our report dated March 22, 2012, relating to the consolidated financial statements of Intelligent Systems Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

/s/ Habif, Arogeti & Wynne, LLP

Habif, Arogeti & Wynne, LLP
Atlanta, Georgia
March  22, 2012